EXHIBIT 32.1

PURSUANT TO 18 U.S.C. SECTION 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of Sewell Ventures, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jabeen Boga, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jabeen Boga
Jabeen Boga Principal Executive Officer and Principal Financial Officer
Date: November 12, 2009